EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------


     We consent to the reference of our firm under the section "Selected Financial Data" and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45422, 333-53814, 333-55130, 333-66250 and
333-82488 of our report dated February 3, 2004, except for note 7e, for which the date is February 12, 2004, with respect to the consolidated financial statements and schedule of Radvision Ltd. for the years ended December 31, 2002 and 2003 included in this Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                            /s/ Kost, Forer, Gabbay & Kasierer
                                            Kost Forer Gabbay & Kasierer
                                            A Member of Ernst & Young Global



Tel-Aviv, Israel
March 11, 2004